Exhibit 99.1

Recent Developments

Certain Financial and Operating Data for First Quarter 2026

While we have not finalized our full financial results for the quarter ended March 31, 2026, we estimate that our cash, cash equivalents, and investments were approximately $496 million as of March 31, 2026.

This preliminary estimate is based on currently available information and is subject to revision based upon, among other things, the finalization and closing of our accounting books and records. Our financial results for the three months ended March 31, 2026 are not yet finalized.

The preliminary financial data included in this prospectus supplement has been prepared by, and is the responsibility of, our management. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. This estimate should not be viewed as a substitute for financial statements prepared in accordance with accounting principles generally accepted in the United States and is not necessarily indicative of the results to be achieved in any future period. Accordingly, you should not draw any conclusions based on the foregoing estimate and should not place undue reliance on this preliminary estimate.